Exhibit 21

                           Subsidiaries of the Company
                               as of May 29, 1997

        The Company owns all of the stock of the following corporations:

        Name                          State of Incorporation

   Marcus Theatres Corporation             Wisconsin
   Marcus Restaurants, Inc.                Wisconsin
   B & G Realty, Inc.                      Wisconsin
   First American Finance Corporation      Wisconsin
   Marc Plaza Corporation                  Wisconsin
   Pfister Corporation                     Wisconsin
   Marcus Geneva, Inc.                     Wisconsin
   Marcus Hotels, Inc.                     Wisconsin
   Budgetel Inns, Inc.                     Wisconsin
   Woodfield Suites, Inc.                  Wisconsin


        Woodfield Suites, Inc. owns all of the stock of the following corporations:

        Name                                   State of Incorporation

   Woodfield Suites Hospitality Corporation           Wisconsin
   Woodfield Suites Franchises International, Inc.    Wisconsin


        Marcus Theatres Corporation owns all of the stock of the following corporations:

        Name                          State of Incorporation

   Appleton Theatres Corporation           Wisconsin
   Centre Theatres Corporation             Wisconsin
   Marcus Cinemas, Inc.                    Wisconsin
   Marcus Productions, Inc.                Wisconsin
   Southtown Corporation                   Wisconsin
   Stephen Amusement Corporation           Wisconsin
   Tower 41-Corporation                    Wisconsin
   Vending Corporation                     Wisconsin
   41-Bowl, Inc.                           Wisconsin
   Marcus Amusement Co., Inc.              Wisconsin


        Budgetel Inns, Inc. owns all of the stock of the following corporations:

        Name                             State of Incorporation

   Budgetel Partners, Inc.                    Wisconsin
   Guest House Inn-Appleton, Inc.             Wisconsin
   Guest House Inn of Manitowoc, Inc.         Wisconsin
   Marc's Budgetel of Nebraska, Inc.          Nebraska
   Budgetel Franchises International, Inc.    Wisconsin
   Woodfield Refreshments of Colorado, Inc.   Colorado
   Woodfield Refreshments of Ohio, Inc.       Ohio


        Marcus Restaurants, Inc. owns all of the stock of the following corporations, except it owns 50% of 642, Inc.:

        Name                          State of Incorporation

   Marc's Carryout Corporation              Wisconsin
   Tops, Inc.                               Illinois
   Captains-Juneau, Inc.                    Wisconsin
   Captains-Wausau, Inc.                    Wisconsin
   Captains-Kenosha, Inc.                   Wisconsin
   Colony Inns Restaurant Corporation       Wisconsin
   642, Inc.                                Wisconsin
   Cafe Refreshments, Inc.                  Wisconsin
   Glendale Refreshments, Inc.              Wisconsin
   Grand Avenue Refreshments, Inc.          Wisconsin

        Marcus Restaurants, Inc. has an option to purchase the remaining 50% of the stock of 642, Inc. for $5.

        Colony Inns Restaurant Corporation owns 80% of the stock of Colony Inns Refreshments, Inc., a Wisconsin corporation, and has an option to purchase the remaining 20% for $5.

        Hasty Host Distributing Corp. is a subsidiary of Tops, Inc.

        Marcus Hotels, Inc. owns all of the stock of the following corporations:

        Name                          State of Incorporation

   HPG Laundry Systems, Inc.               Wisconsin
   Marcus Northstar, Inc.                  Minnesota
   Marcus Hotels of California, Inc.       California
   Marcus Indian Wells, Inc.               California